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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 10, 2005
                                                        ----------------


                         CENTURY BUSINESS SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                                    22-2769024
-------------------------------          ------------------------------------
(State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                     0-25890
                            ------------------------
                            (Commission File Number)

                    6050 Oak Tree Boulevard South, Suite 500
                              Cleveland, Ohio 44131
                    (Address of Principal Executive Offices)
                                   (Zip Code)
         Registrant's Telephone Number, Including Area Code 216-447-9000




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ITEM 8.01 OTHER EVENTS.

On February 10, 2005, the Board of Directors of Century Business Services, Inc. (the "Company" or "CBIZ") authorized the purchase of up to 5,000,000 shares of its outstanding common stock to be obtained in open market or privately negotiated purchases during 2005.

As of January 31, 2005, CBIZ had approximately 75.9 million shares of its common stock outstanding. CBIZ's Board of Directors believes that its repurchase plan is a prudent use of the Company's financial resources, and that investing in its own shares is an attractive use of capital and an efficient means to provide value to CBIZ stockholders. CBIZ anticipates that it will obtain all of the funds necessary to purchase shares under the repurchase program, and to pay related fees and expenses, by borrowing under its existing secured revolving credit facility. This authorization allows such purchases to the extent permitted under the Company's current credit facility, without further amendment.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CENTURY BUSINESS SERVICES, INC.

Date: February 15, 2005

                                   /s/ MICHAEL W. GLEESPEN
                                   -------------------------------
                                   Michael W. Gleespen
                                   Corporate Secretary